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                                                                    EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            ALLIANCE IMAGING, INC.
                            A DELAWARE CORPORATION

  Alliance Imaging, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

  1. That the first clause of the first sentence of Article FOUR of the Restated Certificate of Incorporation of the Corporation is amended to read as follows:

    FOUR: The total number of shares of all classes of stock which this corporation shall have authority to issue is Fifty-One Million
  (51,000,000), consisting of:

      (i) Fifty Million (50,000,000) shares of Common Stock of the par value of one cent ($.01) each (hereinafter referred to as "Common Stock"); and

      (ii) One Million (1,000,000) shares of Preferred Stock of the par value of one cent ($.01) each (hereinafter referred to as "Preferred Stock"), of which the indicated series are designated as follows:

  2. That the foregoing amendment to the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law (i) by resolution of the Board of Directors of the Corporation and (ii) by the affirmative vote of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote thereon. No shares of the Corporation's Preferred Stock are entitled to vote thereon.

  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Senior Vice President and Secretary this 17th day of July, 1997.

                                          ALLIANCE IMAGING, INC.

                                          By:/s/ Terrence M. White
                                            -----------------------------------
                                             Terrence M. White
                                             Senior Vice President and
                                              Secretary